Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 15, 2002

SI DIAMOND TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)

TEXAS
(State or Other Jurisdiction of Incorporation)

1-11602	76-0273345
(Commission File No.)	(I.R.S. Employer Identification No.)

3006 Longhorn Boulevard
Suite 107
Austin, Texas 78758
(Address of Principal Executive Offices)

512/339-5020
(Registrant's Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS.

 On November 15, 2002, SI Diamond Technology, Inc. amended its patent license agreement with Till Keesman.  The due date of the remaining $400,000 payment due November 15, 2002 was extended to May 15, 2003.

A copy of the Second Addendum to Patent License Agreement  is attached to this Current Report on Form 8-K as Exhibit 10.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:

10.1 Second Addendum to Patent License Agreement by and among SI Diamond Technology, Inc. and Till Keesman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SI DIAMOND TECHNOLOGY, INC. By: /s/ Douglas P. Baker Douglas P. Baker, Vice-President and Chief Financial Officer